Exhibit 99.1

VAALCO ENERGY, INC. PROVIDES OPERATIONAL UPDATE

HOUSTON – December 9, 2022 – VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY) (“VAALCO” or the “Company”) today provided an operational update including additional information on the North Tchibala 2H-ST well.

Highlights

●	In Gabon, the North Tchibala 2H-ST well was brought online in early November and flowed at a low, controlled rate to allow for cleanup and to minimize negative impact to the completion;
●	Through early December, the well has flowed, but with temporary interruptions for operational activity and shut-ins for pressure build up analysis with the following results:
o	Produced approximately 8,000 gross barrels of oil, or about 275 gross barrels of oil per day (“BOPD”);
o	Recovered about 33% of injected completion fluid;
o	Cleanup is continuing and pressure transient analysis indicates the lower stimulated zones may not be contributing;
o	Conducting chemical analysis on oil recovered from the well that will help determine if all zones that were fracture stimulated are producing;

●	Post-frac modeling suggests that the well is capable of producing rates at or above 1,500 gross BOPD;

●	On December 4th, the first lifting from the new FSO “TELI” was successfully completed at the same time that the final remaining volumes from the Nautipa FPSO were removed;

●	In Egypt, VAALCO expects to spud the first horizontal well on December 12th, with completion operations planned for first quarter 2023;

●	In Canada, the tie in of the 4-10 well is expected in late December with an expected flow rate of about 200 barrels of oil equivalent per day before year end; and

●	Also in Canada, construction on the 14-25-29-04W5 surface lease has been completed with drilling expected to start in early January 2023.

George Maxwell, Chief Executive Officer, commented, “We continue to monitor the fluids flowing from the North Tchibala 2H-ST well to better understand its results. During cleanup, the well has been producing about 275 gross BOPD, however our post-frac modeling indicates that the well is capable of producing rates in excess of 1,500 gross BOPD. The well is not cleaning up as expected, with only about 33% of completion fluid recovered. We are continuing to gather information to understand why the lower stimulated zones may not yet be contributing any meaningful production. We will continue to monitor the well and plan to provide additional information to the market once we have analyzed all the data.

We are continuing to integrate the TransGlobe team and assets into our strategic vision and with no debt and strong free cash flow generation, we remain confident that VAALCO will be able to deliver meaningful value to our shareholders.”

About VAALCO

VAALCO, founded in 1985 and incorporated under the laws of Delaware, is a Houston, USA based, independent energy company with production, development and exploration assets in Africa and Canada.

Following its business combination with TransGlobe in October 2022, VAALCO owns a diverse portfolio of operated production, development and exploration assets across Gabon, Egypt, Equatorial Guinea and Canada.

For Further Information

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Jon Krinks	VAALCO@buchanan.uk.com

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. All statements other than statements of historical fact may be forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “forecast,” “outlook,” “aim,” “target,” “will,” “could,” “should,” “may,” “likely,” “plan” and “probably” or similar words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements relating to (i) the Arrangement and VAALCO’s ability to realize the anticipated benefits and synergies expected from the Arrangement; (ii) estimates of future drilling, production and sales of crude oil and natural gas; (iii) estimates of future cost reductions, synergies, including pre-tax synergies, savings and efficiencies; (iv) expectations regarding VAALCO’s ability to effectively integrate assets and properties it acquired as a result of the Arrangement into its operations; (v) the amount and timing of stock repurchases, if any, under the Company’s Stock Buyback Program and VAALCO’s ability to enhance stockholder value through such plan; (vi) expectations regarding future exploration and the development, growth and potential of the combined company’s operations, project pipeline and investments, and schedule and anticipated benefits to be derived therefrom; (vii) expectations regarding future investments or divestitures; (viii) expectations of future dividends and returns to stockholders; (ix) expectations of future balance sheet strength; (x) expectations of future equity and enterprise value; (xi) expectations of the continued listing of VAALCO’s common stock on the NYSE and LSE and (xii) VAALCO’s ability to finalize documents and effectively execute the POD for the Venus development in Block P.

Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: risks relating to any unforeseen liabilities of VAALCO or TransGlobe; the tax treatment of the Arrangement in the United States and Canada; declines in oil or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the right of host governments in countries where we operate to expropriate property and terminate contracts (including the Etame PSC and the Block P PSC) for reasons of public interest, subject to reasonable compensation, determinable by the respective government in its discretion; the timing and costs of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; the ability to generate cash flows that, along with cash on hand, will be sufficient to support operations and cash requirements; the ability to attract capital or obtain debt financing arrangements; currency exchange rates and regulations; actions by joint venture co-owners; hedging decisions, including whether or not to enter into derivative financial instruments; international, federal and state initiatives relating to the regulation of hydraulic fracturing; failure of asses to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from oil and gas operations; inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing oil and gas operations; the ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; competition in the oil and gas industry; the risk that the Arrangement may not increase VAALCO’s relevance to investors in the international E&P industry, increase capital market access through scale and diversification or provide liquidity benefits for stockholders; and other risks described under the caption “Risk Factors” in VAALCO’s 2021 Annual Report on Form 10-K filed with the SEC on March 11, 2022 and in VAALCO’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 30, 2022.

Inside Information

This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR. The person responsible for arranging the release of this announcement on behalf of VAALCO is Michael Silver, Corporate Secretary of VAALCO.